Exhibit 11.1

                           BAB HOLDINGS, INC.

                    CALCULATION OF EARNINGS PER SHARE

                                                              Fiscal   Fiscal
                                     3 Months    3 Months      Year     Year
                                     2/28/97      2/29/96    11/30/96  11/30/95
                                   ----------    ---------  ---------  --------
PRIMARY EPS
Net income (loss)                     $25,325     $78,812   $(320,844)$(435,760)
Less preferred stock dividend              --          --         --     (4,000)
                                    ---------    --------- ----------  --------
  Income(loss)applicable to common    $25,325     $78,812   $(320,844)$(435,760)
                                    =========    ========== ========= =========
Weighted average shares outstanding 7,274,943    6,962,199  7,366,645  3,382,916
                                    =========    ========== ========= ==========
Net income(loss)per common share      $0.0035     $0.0113    $(0.0436) $(0.1300)
                                    =========    ========== ========== =========

FULLY DILUTIVE EPS
Net income (loss)                     $25,325     $78,812   $(320,844)$(435,760)
Less preferred stock dividend              --        --            --    (4,000)
Add back "as if" stock dividend            --        --            --     4,000
Bond interest expense
  "as if" Converted                        --        --           566     6,525
                                    ---------    --------- ----------  --------
  Income(loss)applicable to common    $25,325     $78,812   $(320,278)$(429,235)
                                    =========    ========== =========  =========
Weighted average shares outstanding 7,274,943    6,962,199  7,420,538  3,560,257
                                    =========    ========== ========== =========
Net income(loss)per common share,
  fully diluted                     $  0.0035    $  0.0113  $(0.0432)  $(0.1206)
                                    =========    ========== ========== =========